EXHIBIT 99.1

                                            Contact: Emilian S. Elefteratos, CEO
                                                     Security Biometrics, Inc.
                                                     (212) 931-5760

          SECURITY BIOMETRICS INC. COMPLETES THE ACQUISITION OF SIVAULT
                                 ANALYTICS INC.

    Companies to provide state-of-the-art authentication, non-repudiation and security solutions to government agencies and to the global retail, financial and health care markets

NEW YORK, NEW YORK, SAN JOSE, CA, JULY 14, 2004 -- SECURITY BIOMETRICS INC. ("OTCBB: SBOM"), a leading provider of biometric signature authentication solutions, has completed the acquisition of SIVAULT ANALYTICS INC. (www.sivault.com), a private Delaware company providing state-of-the-art non-repudiation services to retail merchants, electronic medical prescriptions and EMR systems in the healthcare sectors. The acquisition was completed by the purchase of all of the outstanding shares of SIVAULT in exchange for issuance of SECURITY BIOMETRICS common

With the completion of the merger, Security Biometrics' Board of Directors is pleased to announce that EMILIAN S. ELEFTERATOS, co-founder, Chief Executive Officer and President of SiVault, has been appointed as CHIEF EXECUTIVE OFFICER OF SECURITY BIOMETRICS.

Emilian Elefteratos has 20 years of operational experience in global sales, sales finance and revenue recognition at Cisco Systems and British Telecom. His outstanding personal sales record includes equal success in leading high-performance teams, strategic business units and complete

Additional appointments include Igor J. Schmidt, as Chief Strategy Officer, Steve Pollini as Vice President Engineering and Alexander Gelf as Vice President, Analytics.

EMILIAN ELEFTERATOS, CEO OF SECURITY BIOMETRICS stated, "The merger of our two companies and the technological synergies provide a cost effective means for securing electronic transactions, providing network and secure device access control by enabling work flow automation of transitional paper form processing. Our biometric technologies offer more efficient methods of providing functional user authentication and heightened data security. This will accelerate market penetration and revenue growth for our company.

He stated further, "Our new 35,000 square foot, state of the art biometrically secured facility in San Jose, CA will enable us provide to our customers, sophisticated security framework and subsecond transaction-based services. Our current customers are able to significantly reduce fraud, chargebacks, errors and administrative costs while improving transaction security and customer service. In addition we are targeting local, state and federal government agencies and financial institutions to offer biometric signature recognition, authentication and validation for:

- Electronic passports, entry and exit immigration, security checks, control of restricted areas, and credentialing


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-    Health  data  security,  bank  finance  and  legal  transactions, inventory controls,  passwords  and  secured  web  transactions

Our biometric technology is being integrated in a multitude of transaction-based solutions in which secure validation and authentication are required, e.g., U.S. Patriot Act "Know your customer" transactions."

GERARD MUNERA, CO-FOUNDER OF SECURITY BIOMETRICS, speaking on behalf of the Board said," We are very pleased to be turning the management of the company over to Emilian Elefteratos and his strong management team. We are now in an excellent position to accelerate our business plan and provide significant revenue and increased value to our shareholders."

ABOUT  SIVAULT  ANALYTICS  INC.

SiVault Analytics, Inc. provides products and services to implement secure storage and retrieval of signed documents and signature-based authentication for processing of on-line transactions. SiVault was established in 2003 as a result of the acquisition of Crossvue ReceiptCity hosted services from @POS Transaction Systems, a wholly owned subsidiary of Symbol Technologies, Inc. (NYSE: SBL). SiVault's services are 100 percent compliant with regulations and standards in the retail and healthcare industries for authentication, authorization, transmission, and storage of data. For more information visit SiVault's web site http://www.sivault.com

ABOUT  SECURITY  BIOMETRICS

Security  Biometrics  Inc. is a publicly traded technology company (OTCBB symbol
SBOM) and was formed in 1999 as a technology acquisition, development and commercialization company focused on the rapidly developing field of biometrics. Since its inception, Security Biometrics has made continuous progress in the integration of cutting-edge technologies and in the marketing and deployment of biometric signature authentication solutions, particularly in two prospective and fast growing markets:

-    Government  credential  authentication  and  security
-    Healthcare  and  electronic  medical  prescriptions

Security Biometrics also addresses other markets, including private sector security, financial fraud eradication, credential authentication and validation, as well as solutions for electronic document work flow and increasing administrative efficiency. http://www.sigbio.com

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Security Biometrics, Inc. cautions readers that statements regarding the operations of Security Biometrics and SiVault following the acquisition are forward-looking statements and are based on management's current expectations, estimates and projections. Words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may", "could", or "might" occur and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks and uncertainties, including the Company's ability to market its products and services in a competitive environment, as well as other factors, many of which are beyond the Company's control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For additional information on these uncertainties, please see the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.


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